Exhibit 10.19

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ENDOSTIM, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$[ ]	June [ ], 2014

FOR VALUE RECEIVED, EndoStim, Inc., a Delaware corporation (the “Company”) promises to pay to [                        ] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of [                    ] ($[        ]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 10% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) June [    ], 20161 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof. This Note is one of the “Notes” issued pursuant to the Purchase Agreement (as defined below). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

THE OBLIGATIONS (AS DEFINED BELOW) DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE GUARANTIED BY A SUBSIDIARY GUARANTY (THE “GUARANTY”) DATED AS OF THE DATE HEREOF AND EXECUTED BY EACH SUBSIDIARY OF THE COMPANY FOR THE BENEFIT OF INVESTOR. ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE GUARANTY.

[1]	Date that is two years from the date of issuance of this Note.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Interest. Accrued interest on this Note shall be payable on each anniversary of the date hereof.

(b) Voluntary Prepayment. This Note may not be prepaid without the written consent of the Requisite Investors.

2. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents (as defined in the Purchase Agreement):

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within three (3) Business Days of the due date thereof; or

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3. Rights of Investor upon Default. Upon the occurrence of any Event of Default described in Section 2(a) and at any time thereafter during the continuance of such Event of Default, Requisite Investors may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder and under each other note issued pursuant to the Purchase Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) and 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Requisite Investors may exercise any other right power or remedy granted to them by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. Conversion.

(a) Automatic Conversion.

(i) Initial Public Offering. If the Company consummates an Initial Public Offering (as defined below) on or prior to the Maturity Date, then the outstanding principal amount this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of the equity securities issued in the Initial Public Offering at a price per share equal to 80% of the price to the public (before underwriting discounts and commissions and other offering expenses) in the Initial Public Offering.

(ii) Qualified Financing. If a Qualified Financing (as defined below) occurs on or prior to the Maturity Date, then the outstanding principal amount this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of the New Preferred Stock (as defined below) issued in such Qualified Financing at a price per share equal to 80% of the lowest price paid by investors in the Qualified Financing.

(b) Conversion Procedure.

(i) Conversion Pursuant to Section 4(a). If this Note is to be automatically converted, written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Conversion Price, the principal amount of the Note to be converted together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated by the Company, the Note. Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing or an Initial Public Offering, as applicable, for cancellation; provided, however, that upon the closing of the Qualified Financing or the Initial Public Offering, as applicable, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion, including a check payable to Investor for any cash amounts payable as described in Section 4(b)(iii). Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Qualified Financing or the Initial Public Offering, as applicable, and on and after such date the Persons (as defined below) entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Conversion Pursuant to Section 4(a)(i). Upon conversion of this upon an Initial Public Offering, Investor hereby agrees to execute and deliver to the Company or underwriters of such offering any customary documents, agreements and certificates delivered in connection with the Initial Public Offering.

(iii) Conversion Pursuant to Section 4(a)(ii). Upon conversion of this Note in the Qualified Financing, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase agreement and any ancillary agreements (including, if applicable, any amended and restated Investors’ Rights Agreement and Stockholders’ Agreement), with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with the Initial Public Offering).

(iv) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, to the extent not converted into shares of capital stock, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this paragraph, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5. Subordination of Note.

(a) Note Subordinate to Senior Indebtedness.

(i) The Company covenants and agrees, and Investor, by its acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 5, all Note Payments and all Liens securing the Obligations under the Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or other property acceptable to the holders of the Senior Indebtedness (or to have such payment duly provided for in a manner satisfactory to the holders of said Senior Indebtedness) (“moneys’ worth”) of all Senior Indebtedness of the Company and to all Liens securing the Senior Indebtedness. The provisions of this Section 5 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding or otherwise, all as though such payment had not been made.

(ii) Any Liens granted by the Company in favor of any holder of Senior Indebtedness to secure the Senior Indebtedness shall in all respects be first and senior Liens, superior to any Liens in favor of any holder of the Note securing the Note notwithstanding (i) the date, manner or order of perfection of the security interests and Liens granted in favor of any holder of Senior Indebtedness, (ii) the provisions of the Uniform Commercial Code or any other applicable laws or decisions, (iii) the provisions of any contract in effect between any holder of Senior Indebtedness, on the one hand, and Company or any affiliate thereof, on the other, and (iv) whether any holder of Senior Indebtedness or any agent or bailee thereof holds possession of any part or all of any collateral. In the event any Investor has or obtains possession of any such property or forecloses upon or enforces its Lien upon any such property, whether by judicial action or otherwise, then all such property shall be immediately delivered in kind to the holders of the Senior Indebtedness or, if not deliverable in kind, all cash or non-cash proceeds and profits of such property shall be held in trust for the benefit the holders of the Senior Indebtedness and paid over to the holder of the Senior Indebtedness, without any deduction or offset, unless and until all of the Senior Indebtedness shall have been paid in cash or other property acceptable to the holders of the Senior Indebtedness.

(b) Payment Over of Proceeds Upon Dissolution, Etc.

(i) In the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (B) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (C) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in clause (A), (B) or (C) above (each such event, if any, herein sometimes referred to as a “Proceeding”) the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash or moneys’ worth of all amounts due or to become due on or in respect of all Senior Indebtedness (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding), before Investor is entitled to receive any Note Payments of any kind or character, whether in cash, property or securities, on account of principal of or interest on or other obligations in respect of the Note, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Note Payment which may be payable or deliverable in respect of the Note in any such Proceeding. The holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of Investor if such Investor does not file, and there is not otherwise filed on behalf of Investor, a proper claim or proof of claim in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims.

(ii) In the event that, notwithstanding the foregoing provisions of this Section 5, \Investor shall have received any Note Payment before all Senior Indebtedness of the Company is paid in full in cash or moneys’ worth, then and in such event such Note Payment shall be paid over or delivered forthwith to the holders of the Senior Indebtedness (or any agent acting on behalf of the holders of the Senior Indebtedness) for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash or moneys’ worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c) No Payment When Senior Indebtedness in Default.

(i) In the event that any Senior Payment Default shall have occurred and be continuing, then no Note Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or moneys’ worth.

(ii) Upon the occurrence and during the continuance of a Senior Nonmonetary Default and delivery of written notice to Investor of the occurrence of such Senior Nonmonetary Default from the holders of the Senior Indebtedness (or any agent acting on behalf of the holders of the Senior Indebtedness), no Note Payment shall be made during a period (the “Payment Blockage Period”), commencing on the date of delivery of such notice to Investor and ending the earlier of (A) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Senior Indebtedness which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash or moneys’ worth and (B) the 179th day after the date of the receipt of such notice. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect.

(iii) The failure to make any payment on the Note by reason of the provisions of this Section 5 will not be construed as preventing the occurrence of an Event of Default with respect to the Note arising from any such failure to make payment. Upon termination of any Payment Blockage Period, the Company shall resume making any and all required payments in respect of the Note, including any missed payments.

(iv) In the event that, notwithstanding the foregoing, any Investor shall receive any Note Payment prohibited by the foregoing provisions of this Section 5, then in such event such Note Payment shall be paid over and delivered forthwith to the holders of the Senior Indebtedness (or any agent acting on behalf of the holders of the Senior Indebtedness) in the same form received and, until so turned over, the same shall be held in trust by such Investor as the property of the holders of the Senior Indebtedness.

(v) The provisions of this Section 5 shall not apply to any Note Payment with respect to which Section 5(b) would be applicable.

(d) Payment Permitted if No Default. Nothing contained in this Section 5 or elsewhere in this Note shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 5(b) or under the conditions described in Section 5(c), from making Note Payments. Investor shall give a written notice to the holders of the Senior Indebtedness (or any agent acting on behalf of the holders of the Senior Indebtedness) of any declaration of acceleration of the Note at least five Business Days in advance of the effectiveness of such declaration of acceleration; provided, however, that all Senior Indebtedness then due or thereafter declared to be due shall first be paid in full before Investor is entitled to receive any payment from the Company of principal of, or interest on, the Note.

(e) Subrogation to Rights of Holders of Senior Indebtedness. After the Senior Indebtedness has been paid in full, and prior to the Note being paid in full, Investor shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness (to the extent that payments and distributions otherwise payable to Investor has been applied to payment of the Senior Indebtedness). For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which Investor would be entitled except for the provisions of this Section 5, and no payments pursuant to the provisions of this Section 5 to the holders of Senior Indebtedness by Investor, shall, as among the Company, its creditors other than holders of Senior Indebtedness and Investor, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

(f) Provisions Solely to Define Relative Rights. The provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of Investor on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 5 or elsewhere in this Note is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Indebtedness and Investor, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section 5 of the holders of Senior Indebtedness, is intended to rank senior or equal to, as applicable, all other general unsecured obligations of the Company), to pay to Investor the principal of and interest on the Note as and when the same shall become due and payable in accordance with its terms; or (ii) affect the relative rights against the Company of Investor and creditors of the Company other than the holders of Senior Indebtedness; and/or (iii) prevent Investor from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Investor.

(g) Reinstatement. The provisions of this Section 5 shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(h) Acknowledgment of Certain Rights. Subject to the other provisions of this Note, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Investor, without incurring responsibility to Investor, and without impairing or releasing the subordination provided in Section 5, or the obligations hereunder of Investor to the holders of the Senior Indebtedness, do any one or more of the following: (i) change the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding or secured; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Indebtedness; (iii) release any person liable in any manner for the collection of the Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person. Upon reasonable request by the holders of any Senior Indebtedness, Investor shall execute and deliver subordination and/or inter-creditor agreements in favor of the holders of any Senior Indebtedness reflecting the terms and conditions set forth in this Section 5.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Indebtedness” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables, accounts payable entered into, or accrued expenses incurred, in the ordinary course of business on ordinary terms, which shall not constitute Indebtedness); (c) all non-contingent reimbursement or payment obligations by such Person with respect to surety instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all obligations of such Person with respect to any hedging obligations; (h) all indebtedness of other Persons of the kinds referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all guaranty obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Initial Public Offering” shall mean an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Act in accordance with the Securities Act pursuant to which the Company receives at least $10,000,000 from the sale of its equity securities in such offering (excluding all proceeds from the incurrence of indebtedness that is converted into such equity securities, or otherwise cancelled in consideration of the issuance of such equity securities).

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

“Obligations” shall mean any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“New Preferred Stock” shall mean a new series of Preferred Stock, par value $0.001 per share, of the Company.

“Note Payment” shall mean, with respect to the Holder, any payment or distribution made by any Person (including, without limitation, any payments or distributions made by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to the Note, including, without limitation, payment of principal, premium, interest on the Note, any interest accruing on or after the filing of any Proceeding relating to the Company (whether or not allowed in such Proceeding), or relating to or arising out of the offer, sale, or purchase of any Note (whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, the term “Note Payment” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities (x) are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Note is so subordinated as provided in Section 8 and (y) have been approved by the holders of the Senior Indebtedness (or any agent acting on behalf of the holders of the Senior Indebtedness).

“Notes” shall mean the secured convertible promissory notes issued pursuant to the Purchase Agreement by the Company.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Purchase Agreement” shall mean the Note and Warrant Purchase Agreement, dated as of June [    ], 2014 (as amended, modified or supplemented), by and among the Company and the Investors (as defined in the Purchase Agreement) party thereto.

“Qualified Financing” shall mean a transaction or series of transactions pursuant to which the Company issues and sells shares of New Preferred Stock for aggregate gross proceeds of at least $10,000,000 (excluding all proceeds from the issuance of the Notes issued pursuant to the Purchase Agreement that are converted into such New Preferred Stock, or otherwise cancelled in consideration for the issuance of such New Preferred Stock) with the principal purpose of raising capital.

“Requisite Investors” shall mean investors holding 75% of the aggregate outstanding principal amount under the Notes issued pursuant to the Purchase Agreement.

“Senior Indebtedness” shall mean, with respect to any Person, (a) all outstanding Indebtedness of such Person; and (b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above, unless, in the case of clauses (a) and (b), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the Note, as the case may be; provided, that Senior Indebtedness shall not include: (i) any obligation of such Person to the Company or any subsidiary or to any joint venture in which the Company or any subsidiary has an interest; (ii) any liability for Federal, state, local or other taxes owed or owing by such Person; (iii) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities); (iv) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or (v) that portion of any Indebtedness that is incurred in violation of this Note; provided, further, that such Indebtedness shall only be Senior Indebtedness to the extent that it is Indebtedness to no more than two lenders and the aggregate outstanding principal amount thereof does not exceed the aggregate principal amount of all Notes issued under the Purchase Agreement (determined exclusive of all interest, fees, expenses, enforcement costs, all indemnity obligations, and related hedging obligations).

“Senior Nonmonetary Default” shall mean the occurrence or existence and continuance of an event of default with respect to Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

“Senior Payment Default” shall mean any default in the payment of principal of (or make-whole or premium, if any), interest on, fees or other amounts owing in connection with any Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise.

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Requisite Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, (ii) reduce the rate of interest of this Note without Investor’s written consent or (iii) extend the Maturity Date of this Note without Investor’s written consent.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(i) Waiver of Jury Trial. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

ENDOSTIM, INC.
a Delaware corporation

By:
Bevil J. Hogg
President and Chief Executive Officer

EndoStim, Inc.

Signature Page to Secured Convertible Promissory Note